Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Alpha Tau Medical Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary shares, no par value per share, issuable upon exercise of options outstanding pursuant to the 2016 Share Incentive Plan (the “2016 Plan”)	Other	6,159,593	$4.99	(2)	$30,736,369.10	0.0000927	$2,850
Equity	Ordinary shares, no par value per share, issuable upon settlement of restricted share unit awards outstanding pursuant to the 2016 Plan	Other	1,028,150	$11.32	(3)	$11,638,658	0.0000927	$1,079
Equity	Ordinary shares, no par value per share, issuable upon exercise of options outstanding pursuant to the 2021 Share Incentive Plan (the “2021 Plan”)	Other	736,274	$10.92	(4)	$8,040,112.08	0.0000927	$746
Equity	Ordinary shares, no par value per share, issuable upon settlement of restricted share unit awards outstanding pursuant to the 2021 Plan	Other	105,529	$11.32	(3)	$1,194,588.28	0.0000927	$111
Equity	Ordinary shares, no par value per share, reserved for issuance pursuant to the 2021 Plan	Other	14,592,550	$11.32	(3)	$165,187,666	0.0000927	$15,313
Equity	Ordinary shares, no par value per share, reserved for future issuance under the 2021 Employee Share Purchase Plan (the “ESPP”)	Other	1,285,699	$9.70	(5)	$12,471,280.3	0.0000927	$1,157
Total Offering Amounts						$229,268,673.76		$21,256
Total Fee Offsets								—
Net Fee Due								$21,256

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers ordinary shares, no par value (“Ordinary Shares”), of Alpha Tau Medical Ltd. (the “Company” or the “Registrant”) that are (i) authorized for issuance under the 2021 Plan and the ESPP, and (ii) authorized for issuance upon the exercise of outstanding options issued pursuant to the Alpha Tau Medical Ltd. 2016 Plan (the “2016 Plan,” together with the 2021 Plan and the ESPP, the “Plans”). In the event of any share dividend, share split or other similar transaction involving the Ordinary Shares, the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share is calculated based on $4.99, which is the weighted average exercise price for options to purchase ordinary shares outstanding under the 2016 Plan.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share is based on the average of the high ($12.14) and the low ($10.50) price of the Registrant’s ordinary shares as reported on the Nasdaq Capital Market on April 1, 2022.

(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share is calculated based on $$10.92, which is the exercise price for options to purchase ordinary shares outstanding under the 2021 Plan.

(5)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share is based 85% of the average of the high ($12.14) and the low ($10.50) price of the Registrant’s ordinary shares as reported on the Nasdaq Capital Market on April 1, 2022. Pursuant to the ESPP, the purchase price of the Ordinary Shares reserved for issuance thereunder will be at least 85% of the lower of the fair market value of the Registrant’s Ordinary Shares on the first trading day of the offering period and the last day of trading of the offering period.